UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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RENEWABLE ENERGY AND POWER, INC.
(Name of Registrant as Specified in its Charter)

Registrant
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RENEWABLE ENERGY AND POWER, INC.

3395 W. Cheyenne Avenue #111

North Las Vegas, Nevada 89032

_________________________________________________________

Notice of Action by Written Consent

of a Majority of the Outstanding Shares

Taken as of November 29, 2017

Dear Shareholder:

Renewable Energy and Power, Inc. (“we,” “our,” or the “Company”) hereby gives notice to our stockholders that the holders of a majority of our outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), have taken action by written consent to authorize our board of directors to effectuate an amendment to our Articles of Incorporation, as amended, to increase our authorized shares of Common Stock from 1,500,000,000 shares to 10,000,000,000 shares, with an anticipated effective date of December 07, 2017 (the “Authorized Shares Amendment”). A majority of our stockholders, and our Board unanimously, approved the Authorized Shares Amendment on Nov. 29, 2017. The Authorized Shares Amendment is described in more detail in the accompanying Information Statement.

The majority stockholders have approved the Authorized Shares Amendment via a written consent in lieu of a special meeting pursuant to Section 78.320 of the Nevada Revised Statues, which permits any action that may be taken at a meeting of the stockholders to be taken by the written consent to the action by the holders of the number of shares of voting stock required to approve the action at a meeting. All necessary corporate approvals in connection with the matters referred to in this Information Statement have been obtained. This Information Statement is being furnished to all of our stockholders as of November 29, 2017, pursuant to Section 14(c) of the Securities and Exchange Act of 1934 (“Exchange Act”), and the rules thereunder, solely for the purpose of informing stockholders of the Authorized Shares Amendment before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the stockholder consent will take effect 20 calendar days following the mailing of this Information Statement. The details of the foregoing actions and other important information are set forth in the accompanying Information Statement.

The Authorized Shares Amendment has been approved by our Board of Directors and the holders of more than a majority of the Company’s Common Stock outstanding, pursuant to Nevada law. Only stockholders of record at the close of business on November 29, 2017, are being given Notice of the Action by Written Consent. Proxies are not being solicited.

Date: November 29, 2017	By:	/s/ Donald MacIntyre
Donald MacIntyre
Chief Executive Officer
North Las Vegas, NV

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

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RENEWABLE ENERGY AND POWER, INC.

3395 W. Cheyenne Avenue #111

North Las Vegas, Nevada 89032

_________________________________________________________

INFORMATION STATEMENT

General Information

This Information Statement is furnished to all stockholders of record at the close of business on [November __], 2017 (the “Record Date”) pursuant to Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended, to provide you with information regarding, and a description of, the Authorized Shares Amendment which was approved by written consent in lieu of a special meeting of stockholders, by the holders of a majority of our Common Stock (the “Majority Shareholders”) on [November __], subject to the expiration of 20 days following the mailing of this Information Statement to our stockholders as required under Rule 14c-2 under the Exchange Act. Effective [November __], 2017, the holders of 104,693,022 shares, or approximately 67.0 of the Company’s then outstanding voting securities, executed a written consent in accordance with Section 78.320 of the Nevada Revised Statutes, approving the Authorized Shares Amendment as follows:

Shareholder Name and Affiliation	Type of Stock	Shares Beneficially Held	Percent of Total Votes

Bruce MacIntyre	Common	15,273,935	14.6%
Bruce Parsons	Common	17,275,670	16.5%
Donald MacIntyre	Common	22,300,210	21.3%
Perry Barker	Common	15,250,000	14.6%
Totals			67.0%

___________

Stockholders collectively owning more than 51% of our outstanding voting securities have irrevocably consented to the Authorized Shares Amendment. The vote or consent of no other holders of our capital stock is required to approve the Authorized Shares Amendment. Accordingly, no additional votes will be needed to approve the Authorized Shares Amendment.

Dissenters’ Right of Appraisal

The Nevada Revised Statutes do not provide for dissenters’ rights of appraisal in connection with the proposed Authorized Shares Amendment.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This not a notice of a special meeting of stockholders and no stockholders meeting will be held to consider any matter described in this Information Statement.

Voting Securities

Only stockholders of record at the close of business on the Record Date, are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 1,500,000,000 shares of Common Stock, $0.001 par value per share, of which 104,693,022were issued and outstanding held by all shareholders of record, and no shares of preferred stock.

Approval of the Authorized Shares Amendment required the affirmative consent of a majority of the shares of our Common Stock issued and outstanding at the Record Date. We have 4 consenting shareholders, who hold 70,099,815 shares of our Common Stock (or [67.0%] of the total issued and outstanding number of shares). Each share of our Common Stock is entitled to one vote on all matters brought before the shareholders. Therefore, the Majority Shareholders have a number of shares in excess of the required amount to approve the Authorized Shares Amendment. The Majority Shareholders have consented to the Authorized Shares Amendment and have the power to approve the Authorized Shares Amendment without the concurrence of any of our other shareholders.

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INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN THE PROPOSAL

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Proposal that is not shared by all other stockholders.

Directors, Executive Officers and Corporate Governance

Our management team is comprised of enthusiastic, well educated, and motivated personnel having a combined experience of over 100years. We have collectively provided technical products and services, both domestically and internationally to the automotive, rail, space, aerospace, construction and service industries.

Members of our Board of Directors serve until the next annual meeting of shareholders and until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors. Our current officers and directors are:

Name	Age	Positions with the Company
Donald MacIntyre	74	Chairman of the Board, President and Chief Executive Officer
Bruce Parsons	78	Chief Financial Officer, Director and Treasurer
Bruce MacIntyre	69	Vice President of Marketing and Sales, Director, and Secretary
Perry Barker	67	Director

Donald MacIntyre - Chairman, President and Chief Executive Officer - over 30 years of experience in the semiconductor and electronics industries Founder of a number of companies, piloting them through their early growth periods. CEO of several electronic companies with buy-outs by Black & Decker, Cypress Semiconductor and founder of Stars Microelectronics (Public Co) Thailand Ltd. University of Delaware, BSME Northrop Institute of technology; over 14 patents in semiconductor technology, multiple patents in semiconductor equipment and process, awarded Silicon Valley Guru for technological achievement.

Bruce Parsons - Chief Financial Officer and Treasurer - over 33 years of experience in semiconductors as Program/Product/Sales/Marketing/Administration/Finance Mgr. at Fairchild, Signetics, Philips, LSI Logic, Best Electronics and Probe Array Corporation. Engineering graduate of Stanford University.

Bruce MacIntyre - Secretary - Copy Editor for Big Eight accounting firms Touche-Ross and Coopers and Lybrand; Technical Writer and Marketing Director for semiconductor assembly firms Amedyne and Ling Electronics; partner in computer chip upgrade manufacturer Macmanco; B.A. from Boston University with Honors in English Language and Literature.

Perry Barker - Director - has served as the Company’s Director since his election in October 2010. For the past five years, Mr. Barker has served as National Sales Manager for technological products. Mr. Barker earned a B.A. in Business from Mellon University.

Code of Ethics

We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K under the Exchange Act. This Code of Ethics applies to all our directors, officers and employees. We will provide to any person, without charge, upon request, a copy of the Code of Ethics. A person may request a copy by writing to RENEWABLE ENERGY AND POWER, INC., Attn.: Investor Relations, 3395 West Cheyenne Ave #111, North Las Vegas, NV 89032 or by telephoning us at (702) 294-0111.

Family Relationships

Donald MacIntyre, our CEO, and Bruce MacIntyre, our corporate secretary, are brothers. There are no other family relationships.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and holders of more than 10% of our Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Based solely upon our review of such filings, we are not aware of any failures by such persons to make any such filings on a timely basis.

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Board Committees and Financial Expert

The Company does not currently maintain separate audit, nominating or compensation committees. When necessary, the entire Board of Directors performs the tasks that would be required of those committees. Furthermore, we do not have a qualified financial expert serving on the Board of Directors at this time, because we have not been able to hire a qualified candidate and we have inadequate financial resources at this time to hire such an expert.

Executive Compensation

The following table summarizes the compensation of each named executive officer for the fiscal years ended September 30, 2016 and 2015 awarded to or earned by (i) each individual serving as our principal executive officer and principal financial officer of the Company and (ii) each individual that served as an executive officer of the Company at the end of such fiscal years who received compensation in excess of $100,000.

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation	Total

President and Chief Executive Officer
Donald MacIntyre	2016	$46,490	$-	$-	$-	$46,490
	2015	$25,000	$-	$-	$-	$25,000

Chief Financial Officer
Bruce Parson	2016	$26,190	$-	$-	$-	$26,190
	2015	$12,000	$-	$-	$-	$12,000

Our directors are compensated as follows: The Company’s Chairman and Secretary each receive $500 per meeting attended, directors each receive $350 per meeting attended, and any non-directors who are invited to attend a meeting receive $250 per meeting attended.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of employees.

Outstanding Equity Awards

The Company has no equity compensation plans.

Voting Securities and Principal Holders Thereof

As of the date of this filing, the following table sets forth certain information with respect to the beneficial ownership of our Common Stock by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) by each of our current directors and executive officers as identified herein, and (iii) all of the Company’s directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock and options, warrants, and convertible securities that are currently exercisable or convertible within 60 days of the date of this document into shares of the Company are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants, or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Donald MacIntyre (Chairman, President and CEO) (1)	22,300,210	21.3%
Common Stock	Bruce Parsons (Chief Financial Officer and Director) (1)	17,275,670	16.5%
Common Stock	Bruce MacIntyre (Secretary and Director) (1)	15,273,935	14.6%
Common Stock	Perry Barker (1) (Director)	15,250,000	14.6%
Common Stock	Officers and Directors as a Group (4 persons)	70,099,815	67.0%

________

**

(1)	The mailing address is: 3395 W. Cheyenne Ave., N. Las Vegas, NV 89032

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Certain Relationships and Related Transactions, and Director Independence.

Transactions with Related Persons

Donald MacIntyre is a related party due to the purchase by issuance of restricted Common Stock for intangible assets. Mr. MacIntyre is President and CEO of the Company and is the majority shareholder owning 21.301% percent of the issued Common Stock of the Company.

MDI is owned by a minority shareholder (Ms. Charlotte Bugna who owns 1,000 shares or 0.01% as of September 20, 2017) of the Company. MDI became a minority shareholder (2,165 shares or 0.002%) through debt conversion (see below). The total direct and indirect control of the Company by MDI is 0.002%. All of the Company’s accounts receivable at September 30, 2016 and 2015 and revenues generated for the year ended September 30, 2016 and for period from October 15, 2012 (Inception) through September 30, 2015 are through MDI. Additionally, MDI is a significant vendor.

The Company co-leases office space with MDI with the term commencing October 15, 2012 and ending August 31, 2020 at a monthly rate of $4,274. Rent expense for the year ended September 30, 2016 and 2015 totaled $51,264 and $31,774, respectively, and is included in accounts payable to MDI at September 30, 2016 and 2015. The different rent figures between 2015 and 2016 reflect a rent [increase] in September 2016. The deposit for the facility is $5,000 and the amount was included in accounts payable, MDI at September 30, 2016 and 2015.

SETTING OF AUTHORIZED SHARES

General

Our board of directors and the holders of a majority of our outstanding shares of Common Stock, have taken action by written consent to authorize our board of directors to effectuate an amendment to our Articles of Incorporation, as amended, to increase our authorized Common Stock from 1,500,000,000 shares to 10,000,000,000shares. Our board of directors would also have discretion to abandon the amendment prior to its effectiveness. We refer to the setting of the authorized Common Stock as the “Authorized Shares Amendment.” The text of the form of Authorized Shares Amendment is included in the Amendment which will be filed with the Nevada Secretary of State is included as Exhibit A to this Information Statement.

The Authorized Shares Amendment will become effective upon the filing of the amendment to our Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada.

We currently have authorized capital stock of 1,510,000,000 shares, of which 1,500,000,000 shares are common stock, par value $0.001 per share, and 10,000,000 are preferred stock, par value $0.001 per share. As of the Record Date, we have issued and outstanding: (i) [104,639,022] shares of common stock, and (ii) no shares of Preferred Stock. Upon effectiveness of the Authorized Shares Amendment, our authorized capital stock will consist of 10,010,000,000 shares, of which 10,000,000,000 will be common stock and 10,000,000 will be preferred stock. The authorized but undesignated shares of preferred stock shall have such designations, rights and preferences as our board of directors may determine from time to time.

Reasons for Proposed Amendment

In connection with the anticipated continued growth of our business, our board of directors believes it is in our best interests to increase the number of authorized shares of Common Stock. Although no definitive plan, proposal or arrangement is currently contemplated that would involve the issuance of Common Stock; an increase in the number of shares can provide flexibility in structuring the Company’s financing transactions, the majority of which will result in share issuances. The Company also has existing convertible note obligations which will require share issuances if converted in the future.

Potential Effects of Proposed Amendments

Any additional issuance of Common Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control. Shares of Common Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The ability of our board of directors to issue such additional shares of Common Stock for issuance could discourage an attempt by a party to acquire control of our company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of Common Stock to persons whose interests are aligned with that of our board of directors could make it more difficult to remove incumbent officers and directors from office, even if such change were to be favorable to stockholders generally.

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Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board or contemplating a tender offer or other transaction for the combination of our company with another company), the Authorized Shares Amendment was not proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to the board and our stockholders.

The proposal to effectuate the Authorized Shares Amendment did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and our board of directors did not authorize the Authorized Shares Amendment to increase the authorized shares of our Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our board of directors.

Our board of directors believes that the financial flexibility offered by the Authorized Shares Amendment outweighs any disadvantages. To the extent that the increase in the number of authorized shares may have anti-takeover effects, the Authorized Shares Amendment, when effected, may encourage persons seeking to acquire us to negotiate directly with our board of directors, enabling our board to consider a proposed transaction in a manner that best serves our stockholders’ interests.

After the effective time of the Authorized Shares Amendment, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Authorized Shares Amendment is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

Accounting Matters

The proposed amendment to our Articles of Incorporation, as amended, will not affect the par value of our Common Stock.

OTHER MATTERS

As of the date of this Information Statement, our management knows of no business to be presented at the meeting that is not referred to in the accompanying notice.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and Quarterly Reports on Form 10-Q, are available on the website of the Securities and Exchange Commission at www.sec.gov. You may obtain a printed copy of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including our financial statements, free of charge, by sending a written request to: Renewable Energy and Power, Inc., 3395 W. Cheyenne Avenue #111, North Las Vegas, NV 89032.

DISCLOSURES

The Company is not aware of any current substantial interest, direct or indirect, by security holdings or otherwise, of: i) any of the Company’s current or prior officers or directors, ii) any nominee for election as a director of the Company, or iii) any associate of the persons mentioned in subsections i) and ii) above.

The Company’s Board of Directors has voted unanimously in favor of the actions.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of this notice to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. We hereby undertake promptly to deliver, upon written or oral request, a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the Information Statement was delivered. In order to request additional copies of this Information Statement or to request delivery of a single copy of this Information Statement if you are receiving multiple copies, please contact us by mail at 3395 W. Cheyenne Avenue #111, North Las Vegas, NV 89032.

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RENEWABLE ENERGY AND POWER, INC.

3395 W. Cheyenne Avenue #111

North Las Vegas, Nevada 89032

By order of the Board of Directors

Date: November 29, 2017	By:	/s/ Donald MacIntyre
Donald MacIntyre
Chief Executive Officer
North Las Vegas, NV

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EXHIBIT A

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF

RENEWABLE ENERGY AND POWER, INC.

RENEWABLE ENERGY AND POWER, INC., a Nevada corporation (the “Corporation”), pursuant to these Articles of Amendment to Articles of Incorporation (the “Articles of Amendment”), hereby amends its Articles of Incorporation as follows:

1. The Articles of Incorporation are hereby amended as follows: CAPITAL STOCK

Section 1. Authorized Capital Stock. The aggregate number of shares which the Corporation shall have the authority to issue is hereby increased from 1,510,000,000 shares, of which 1,000,000,000 shares are Common Stock, par value $.001 per share (the “Common Stock”) and 10,000,000 shares are Preferred Stock, par value $.001 per share (the “Preferred Stock”) to 10,010,000,000 of which

10,000,000,000 shares shall be Common Stock, par value $.001 per share (the “Common Stock”)

and 10,000,000 shares shall be Preferred Stock, par value $.001 per share (the “Preferred Stock”).

Section 2. Preferred Stock. The Board of Directors is authorized at any time, and from time to time, to provide the for the issuance of shares of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof. For each series, the Board of directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

(a) The rate and manner of payment of dividends, if any;

(b) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(c) The amount payable upon shares in the event of liquidation, dissolution or other winding-up of the Corporation;

(d) Sinking fund provisions, if any, for the redemption or purchase of shares;

(e) The terms and conditions, if any, on which shares may be converted or exchanged; (f) Voting rights, if any; and

(g) Any other rights and preferences of such shares, to the full extent now or hereafter permitted by the laws of the State of Nevada.

The Board of Directors shall have the authority to determine the number of shares that will comprise each series.

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Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the Corporation shall file such documents with the State of Nevada as may be required by law.

2. Effective Date. The Articles of Amendment shall become effective upon its filing with the

Secretary of State of the State of Nevada.

3. Adoption of Articles of Amendment.

(a) The Articles of Amendment were approved by the Board of Directors of the Corporation by unanimous written consent in lieu of a meeting on November 29, 2017.

(b) The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation, in favor of the amendment is: 67%.

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SIGNATURE PAGE TO ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF THE CORPORATION

IN WITNESS WHEREOF, the undersigned has executed the Articles of Amendment to the Articles of Incorporation of the Corporation as of November 29 2017.

RENEWABLE ENERGY AND POWER, INC.

By:
Name:	Donald McIntyre
Title:	Chief Executive Officer

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